UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                     May 9, 2012

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                            (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders

Aegion Corporation (the “Company”) held its 2012 Annual Meeting (the “Annual Meeting”) of Stockholders on May 9, 2012.  Three proposals were submitted to the Company’s stockholders at the Annual Meeting.  The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 6, 2012.  The final results for the votes regarding each proposal are set forth below.  As of the March 12, 2012 record date for the Annual Meeting, there were 39,495,095 shares of common stock outstanding and entitled to vote, of which 34,885,388 shares of common stock were represented in person or by proxy at the Annual Meeting.

1.           The stockholders elected nine directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2013 or until their successors are duly elected and qualified.  The votes regarding this proposal were as follows:

Director	Votes For (% of votes cast)	Votes Withheld	Broker Non-Vote
J. Joseph Burgess	31,409,632 (99%)	475,210	3,000,546
Stephen P. Cortinovis	31,326,033 (98%)	558,809	3,000,546
Stephanie A. Cuskley	29,961,305 (94%)	1,923,537	3,000,546
John P. Dubinsky	29,711,247 (93%)	2,173,595	3,000,546
Charles R. Gordon	31,686,242 (99%)	198,600	3,000,546
Juanita H. Hinshaw	29,519,365 (93%)	2,365,477	3,000,546
M. Richard Smith	31,684,714 (99%)	200,128	3,000,546
Alfred L. Woods	29,513,558 (93%)	2,371,284	3,000,546
Phillip D. Wright	30,187,931 (95%)	1,696,911	3,000,546

2.           The stockholders approved an advisory resolution relating to executive compensation.  The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
21,832,120 (70%)	9,289,747	762,975	3,000,546

3.           The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2012.  The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
34,395,054 (99%)	428,016	62,317	0

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel
and Chief Administrative Officer

Date:  May 11, 2012